INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement of Medical Technology & Innovations, Inc. on Form S-8 (No. 33-27610-A) of our report dated November 25, 1997 on the consolidated financial statements of Medical Technology & Innovations, Inc. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form 10-KSB of Medical Technology & Innovations, Inc. for the year ended June 30, 1997.

                                       /s/ SIMON LEVER & COMPANY

Lancaster, Pennsylvania
December 3, 1997